Exhibit 99.1

                            Press Release
                            For Immediate Release

Beazer Homes Receives Purported Notices of Default
Related to its Senior Notes

ATLANTA, September 7, 2007 -- Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) announced today that on September 6, 2007 it received purported default notices from U.S. Bank National Association, the trustee under the indentures governing Beazer’s outstanding 8 5/8% senior notes due May 2011; 8 3/8% senior notes due April 2012; 6 1/2% senior notes due November 2013; 6 7/8% senior notes due July 2015; and 8 1/8% senior notes due June 2016. The notices allege that the Company is in default under the indentures because it has not yet filed with the Securities and Exchange Commission and delivered to the trustee its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007. The notices further allege that these defaults will become events of default under the indentures if not remedied within 60 days.

The Company does not believe that it is in default under the indentures governing its outstanding senior notes because the indentures require only that Beazer deliver to the trustee copies of Beazer’s SEC reports within 15 days after such reports are actually filed with the SEC. Therefore, the Company believes that the notices of default are invalid and without merit.

As previously announced, Beazer has filed an action in United States District Court in Atlanta, Georgia against the trustee. Beazer is seeking, among other relief, a declaration from the court against the trustee that the delay in filing with the SEC Beazer’s Form 10-Q for the third quarter does not constitute a default under the applicable indentures and that the delay will not give rise to any right of acceleration on the part of the holders of the senior notes.

As previously disclosed in the Company’s August 15, 2007 Form 8-K Current Report, the Company’s delay in filing its third quarter Form 10-Q is the result of a continuing independent internal investigation by the Audit Committee of the Company’s Board of Directors. The Company’s Audit Committee and its independent counsel are working expeditiously to complete the internal investigation as soon as practicable. For a further explanation of the investigation and related matters, including certain risks related to the alleged defaults under the indentures governing the Company’s senior notes, please refer to the Company’s August 15, 2007 Form 8-K Current Report.

Beazer Homes USA, Inc., headquartered in Atlanta, is one of the country's ten largest single-family homebuilders with operations in Arizona, California, Colorado, Delaware, Florida, Georgia, Indiana, Kentucky, Maryland, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and West Virginia and also provides mortgage origination and title services to its homebuyers. Beazer Homes, a Fortune 500 Company, is listed on the New York Stock Exchange under the ticker symbol "BZH."

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “goal,” “target” or other similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the timing, final outcome and consequences of the pending action by Beazer against the trustee under the indentures governing Beazer’s outstanding senior notes and the pending United States Attorney inquiry, SEC investigation, independent internal investigation and putative class action lawsuits, derivative claims and similar proceedings.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

Contact:         Leslie H. Kratcoski
        Vice President, Investor Relations & Corporate Communications
                        (770) 829-3700
                        lkratcos@beazer.com